EXHIBIT 3.1b

ROSS MILLER Secretary of State 204 North Carson Street Carson City, Nevada 89701-4520 (775)684 5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1.  Name of corporation:

Superlattice Power, Inc

2.  The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.  The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
250,000,000 at .001 par value of common stock

4.  The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
750,000,000 at .001 par value of common stock

5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Three for one

6.  The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Three for one

7.  Effective date of filing: (optional)

8.  Signature: (required)

X	/s/Ayaz Kassam
Signature of Officer

(must not be later than 90 days after the certificate is filed)

President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Split

Filed in the office of Ross Miller Secretary of Stale Slate of Nevada
Filing Date.
09/18/2009 10:30 AM
Entity Number
C17674-2002

Certificate of Change Pursuant to NRS 78.209

Certificate of Chance filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Superlattice Power, Inc

2.  The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.  The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
250,000,000 at .001 par value of common stock

4.  The number of authorized shares and the par value, if any, of each dass or series, if any, of shares after the change:
750,000,000 at .001 par value of common stock

5.  The number of shares of each affected class or series, if any, to be issued after the change in exchange for each Issued share of the same class or series:
Three for one

6.  The provisions, If any, for the issuance of fractional shams, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Three for one

7.  Effective date of filing: (optional)
8.  Signature: (required)

/s/ Ayaz Kassam   X
Signature of Officer

(must not be later than 90 days after the certificate is filed)

President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.